                                                              EXHIBIT EX-99.2n.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated February 18, 1999, and to all references to our firm included in this registration statement.

/s/ Arthur Andersen LLP

Vienna, Virginia
May 6, 1999